UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 21, 2011


                                 BIOCUREX, INC.
                                 --------------
             (Exact name of Registrant as specified in its charter)


      Texas                           0-269471               75-2742601
--------------------           ---------------------   ------------------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
of incorporation)                                          Identification No.)

                           7080 River Road, Suite 215,
                  Vancouver, British Columbia, Canada, V6X 1X5
               --------------------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (866) 884-8669

                                       N/A
                      -----------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 21, 2011, management of BioCurex, Inc. (the "Company"), in consultation with its accounting consultants, concluded that the Company's previously issued financial statements for the year ended December 31, 2009, should not be relied upon due to errors in those financial statements. The errors solely relate to the classification of a derivative embedded in convertible financial instruments that were modified in August 2009. The Company has filed its Annual Report on Form 10-K for the year ended December 31, 2010, which included the restated financial statements for the year ended December 31, 2009. The reclassification of the embedded derivatives had no impact on the Company's liquidity or cash position.

By way of background, in August 2009, the Company entered into a loan modification agreement with the holders of its convertible notes. In accordance with ASC 470-50, the Company deemed the terms of the amendment to be substantially different and treated the original convertible notes as extinguished and exchanged for new convertible notes. In accordance with ASC 470-20, the Company determined there was no intrinsic value to the conversion feature and thus no beneficial conversion feature. As a result, the Company recorded a discount equal to the difference of the face value of the new note and the present value of the revised cash flows under the notes.

The Company and its accounting consultants subsequently determined that it was more appropriate that the conversion feature be classified as derivative liability. Accordingly, the Company recorded the fair value of the derivative liability on the date of issuance and the change in fair value of the derivative liability in its financial statements for the year ended December 31, 2010 and restated financial statements for the year ended December 31, 2009.

Gladys Chan, the Company's Principal Financial and Accounting Officer discussed the matters disclosed in this report with Dr. Ricardo Moro, the Company's Principal Executive Officer. Ms. Chan also discussed the matters disclosed in this report with the Company's independent registered public accounting firm. No other officers or directors of the Company discussed the matters disclosed in this report with the Company's independent registered public accounting firm.

As a result of the restatement, the Company's management has been assessing the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures. Although the Company engages an accounting consultant to assist with accounting for complex transactions, derivative accounting issues are of such a complex nature that the Company will consider engaging third party professionals with specialized expertise in these matters in the future, as necessary, to ensure appropriate accounting treatment for such transactions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 17, 2011

                                 BIOCUREX, INC.



                                 By:  /s/ Ricardo Moro
                                      ----------------------------------
                                      Dr. Ricardo Moro, President